AMENDMENT No. 1 TO
CONSULTING AGREEMENT

This Amendment No. 1 (this "Amendment") to that certain Consulting Agreement, dated January 15, 2014 (the "Agreement"), is entered into this 24th day of July, 2014, by and between Alexandros Tsingos ("Contractor") and 3D Pioneer Systems, Inc. ("Company" and together with Consultant, the "Parties").

RECITALS

WHEREAS, the Parties previously entered into the Agreement, pursuant to which Contractor provides officer services to Company as its President and Chief Executive Officer;

WHEREAS, the Parties wish to amend the Agreement to add a severance provision to the Agreement;

WHEREAS, the Parties do not intend this Amendment to impact any of the other rights, obligations, or commitments of the Parties set forth in the Agreement, except as set forth in this Amendment.

NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, the Parties to this Amendment do hereby agree as follows:

Section 1.                          Amendment to Agreement. The Parties to this Amendment do hereby agree that the Agreement shall be amended to:

(a)            add the following section to Article IV "Duration, Termination and Default":

"Severance. In the case of any termination of the Agreement for any reason other than those specified herein in Article IV section "Termination by the Company", the Company shall pay Contractor $120,000 USD as a severance (one year maximum Compensation as set forth Article III section "Compensation") in the form of one lump sum payment due at the time of termination of the Agreement."

(b)            delete and remove the following parts (iii) and (iv) to Article IV "Duration, Termination and Default":

(iii) the Contractor is unable or unwilling to perform the Services under this Agreement.

(iv) the Company acting reasonably determines that the Contractor has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement.

Section 2.                          Capitalized Terms.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

Section 3.                          Governing Law.

The terms of this Amendment shall be governed by the law and in the manner provided for in the Agreement.  All other terms and conditions set forth in the Agreement, not otherwise modified by this Amendment, shall control over the interpretation of this Amendment.

Section 4.                          Complete Agreement.

This Amendment and referenced Agreement constitute the entire agreement between the Parties hereto relating to this specific subject matter thereof  There are no terms, obligations, covenants, representations, statements, or conditions relating to the subject matter thereof other than those contained in this Amendment and the above referenced Agreement.  No variation or modification of this Amendment or the above referenced Agreement or waiver of any of the terms or provisions hereof will be deemed valid unless in writing and signed by both parties.

Section 5.                          Counterparts.

This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment.  The Parties may execute more than one copy of this Amendment, each of which shall constitute an original.

IN WITNESS WHEREOF, the Parties have signed this Amendment as of the date first written above.

Alexandros Tsingos	3D Pioneer Systems, Inc.

/s/ Alexandros Tsingos	By: /s/ Alexandros Tsingos
Name: Alexandros Tsingos
Title: CEO